UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2006

PS BUSINESS PARKS, INC.
        (Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer Identification
of Incorporation)	Number)	Number)

701 Western Avenue, Glendale, California 91201-2397
        (Address of principal executive offices ) (Zip Code)

        Registrant’s telephone number, including area code: (818) 244-8080

N/A
        (Former name or former address, if changed since last report)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On December 8, 2006 the Company acquired two assets in Palm Beach County, Florida. The information in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the 'Exchange Act") or otherwise subject to the liabilities of that section, not shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

      (c) Exhibits

       The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

      99.1 Press release dated December 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: December 20, 2006

By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 December 14, 2006
Contact:            Mr. Edward A. Stokx
                           (818) 244-8080, Ext. 1649

   PS Business Parks, Inc. Acquires Two Assets in Palm Beach County, Florida, for $46.5 Million

GLENDALE, California – PS Business Parks, Inc. (AMEX:PSB) announced that on December 8, 2006, it acquired two assets totaling 398,000 square feet in Palm Beach County, Florida, for a combined purchase price of $46.5 million, including transaction costs. In connection with the acquisitions, the Company assumed three mortgages with an aggregate principal balance of $23.8 million. The mortgages, which mature in 2011 and 2013, have a weighted average fixed interest rate of 5.8%. The balance of the purchase price was funded with cash.

Wellington Commerce Park, a 263,000 square foot multi-tenant flex park, is located in Wellington, Florida. The park, which consists of 18 single-story buildings, has 146 flex tenants and was 98.8% occupied at the time of acquisition. The park includes 46,100 square feet of mini-warehouse space.

Boca Commerce Park, a 135,000 square foot multi-tenant flex park, is located in Boca Raton, Florida. This property consists of five single-story flex buildings with 86 flex tenants. The park was 95.9% occupied at the time of acquisition. This park includes 24,000 square feet of mini-warehouse space.

The mini-warehouse space in both parks will be operated and managed by Public Storage, Inc. (NYSE: PSA).

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of September 30, 2006, PSB wholly owned approximately 18.2 million rentable square feet of commercial space with approximately 3,500 customers located in eight states, concentrated in California (5.5 million sq. ft.), Texas (2.8 million sq. ft.), Florida (3.2 million sq. ft.), Oregon (1.3 million sq. ft.), Virginia (2.9 million sq. ft.), Maryland (1.8 million sq. ft.) and Arizona (0.7 million sq. ft.).